SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2007 (August 14, 2007)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

New River Center, 200 East Las Olas Boulevard, Suite 1730

Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954)761-2200

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 9.01	Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

EXHIBIT 10.2

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2007, we entered into a Second Amendment with General Electric Capital Corporation (“GECC”) whereby GECC will until August 20, 2007, forebear from the exercise of any of its rights and remedies available under the Credit Agreement and the Loan Documents on account of the Specified Events of Default (as defined in the Amendment dated June 30, 2007, among Butler Service Group, Inc., certain of its subsidiaries, and GECC).

On August 20, 2007, we entered into a Third Amendment with General Electric Capital Corporation (“GECC”) whereby GECC will until August 27, 2007, forebear from the exercise of any of its rights and remedies available under the Credit Agreement and the Loan Documents on account of the Specified Events of Default (as defined in the Amendment dated June 30, 2007, among Butler Service Group, Inc., certain of its subsidiaries, and GECC).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
The exhibits listed below are being furnished pursuant to Item 9.01.
Exhibit Number	Description
10.1	Second Amendment dated as of August 14, 2007, by and among Butler Service Group, Inc., certain of its subsidiaries, and GECC.
10.2	Third Amendment dated as of August 20, 2007, by and among Butler Service Group, Inc., certain of its subsidiaries, and GECC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2007	BUTLER INTERNATIONAL INC. By: /s/ Mark Koscinski —————————————— Mark Koscinski Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1	Second Amendment dated as of August 14, 2007, by and among Butler Service Group, Inc., certain of its subsidiaries, and GECC.
10.2	Third Amendment dated as of August 20, 2007, by and among Butler Service Group, Inc., certain of its subsidiaries, and GECC.